Filed Pursuant to Rule 433

Registration Nos. 333-160515-05

$1bln Volkswagen Auto Lease Trust 2011-A

Joint-Leads	: BarCap (struc), CS Sec-Registered
Co-Mgrs	: Citi, DB, GS, HSBC, JPM

Cls	$AMT(MM)	M/F	WAL	E.FNL	L.FNL	BENCH	SPD	YLD	COUP	PX
A1	213.000	P-1/F1+	0.33	7/12	11/12	IntL	-8	0.46125	0.46125%	100.0000%
A2	360.000	Aaa/AAA	1.13	5/13	2/14	EDSF	+27	1.003	1.000%	99.99898%
A3	335.000	Aaa/AAA	1.88	2/14	10/14	EDSF	+45	1.210	1.200%	99.98704%
A4	92.000	Aaa/AAA	2.38	5/14	10/16	IntS	+60	1.398	1.390%	99.99078%

TICKER	: VWALT 2011-A	REGISTRATION	: PUBLIC
EXPECTED SETTLE	: 11/22/11	EXPECTED RATINGS	: MDY/Fitch
FIRST PAY DATE	: 12/20/11	ERISA ELIGIBLE	: YES
BILL & DELIVER	: BARCLAYS
PRICING SPEED:	: 75% PPC	MIN DEMOMS	: 1K X 1K	NETROADSHOW	:

WWW.NETROADSHOW.COM

PASSCODE = VWALT2011

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (edgar(r)) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.